DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz	FILED #C15311-04 JUN 08 2004 IN THE OFFICE OF /s/ Dean Heller

Articles of Incorporation (PURSUANT TO NRS 78)

1. Name of Corporation:	NETFONE, INC.
2. Resident Agent Name and Street Address:	The Corporation Trust Company of Nevada 6100 Neil Road, Suite 500 Reno, NV 89511
3. Shares:	Number of shares with par value: 100,000,000 Par value: $0.001 Number of shares without par value: None
4. Names & Addresses of Board of Directors/Trustees	1. RAFEH HULAYS, Ph.D. 2113 Trafalgar Street, Vancouver, BC V6K 3S7 2. WALID SALEM 100 Hinchey Avenue, Ottawa, Ontario K1Y 4L9
5. Purpose:	The purpose of this corporation shall be: IP voice Application Service Provider
6. Names, Address and Signature of Incorporator:	RAFEH HULAYS, Ph.D. /s/ Rafeh Hulays 2113 Trafalgar Street, Vancouver, BC, V6K 3S7
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. The Corporation Trust Company of Nevada By: /s/ Jack Caskey 6/8/2004 Jack Caskey, Asst. VP